                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



               Date of Report (Date of earliest event reported):
                                 JUNE 5, 1997


                                 ONEWAVE, INC.
            (Exact name of Registrant as specified in its charter)


        DELAWARE                       0-20789             04-3249618
(State or other jurisdiction         (Commission        (I.R.S. Employer
of incorporation)                    File Number)       dentification No.)


            ONE ARSENAL MARKETPLACE, WATERTOWN, MASSACHUSETTS 02172
             (Address of principal executive offices and zip code)



              Registrant's telephone number, including area code:
                                (617) 923-6500

ITEM 1.  CHANGES IN CONTROL OF THE REGISTRANT.

         (B) INFORMATION REQUIRED BY ITEM 403(C) OF REGULATION S-K.

On June 5, 1997, Avix Ventures, L.P. ("Avix") finalized its purchase of 7,748,871 shares of Common Stock, $ .001 par value per share ("Stock"), of the Registrant formerly held by Sundar Subramaniam, Appleby Trust, Legacy Investment Partnership, and J&S Limited Partnership (the "Selling Shareholders"). To the best of Registrant's knowledge, the purchase of such shares was consummated in accordance with the terms and conditions of an agreement executed on April 22, 1997, as previously reported in Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission (the "Commission") on May 5, 1997 ("Prior Form 8-K"). The information relating to the purchase of shares by Avix from the Selling Shareholders as disclosed in such Prior Form 8-K is hereby incorporated herein by reference in its entirety. As a result of the surrender of Stock held by Mr. Klaus P. Besier (as described in Item 5 below), Avix is deemed to have beneficial ownership of 55.1% of the outstanding shares of Stock of the Registrant. Messrs. Kevin Azzouz and Lennart Mengwall, principals of Avix, have been appointed as Directors of the Registrant.

ITEM 5.  OTHER EVENTS.

Effective as of June 9, 1997, Mr. Klaus P. Besier and Mr. Mark J. Gallagher resigned from their positions with the Registrant. Mr. Besier had been the Registrant's Chairman, CEO and President. Mr. Gallagher had been the Registrant's Chief Financial Officer and Treasurer. Immediately upon such resignations, Mr. Lennart Mengwall was elected as the Registrant's Chairman, and Mr. Kevin Azzouz was appointed as the Registrant's acting CEO, President and Treasurer.

On June 6, 1997, Mr. Klaus P. Besier surrendered to the Registrant 960,000 shares of Stock in repayment of a loan previously made to Mr. Besier by the Registrant to satisfy certain tax liabilities of Mr. Besier. Information concerning this loan is disclosed on page 15 of the Registrant's Annual Report on Form 10-K filed with the Commission on March 28, 1997, which information is hereby incorporated by reference.

On June 9, 1997, the Registrant executed a reduction in its workforce, and gave notice of termination to approximately 45 employees. This reduction affected all departments within the Registrant.

EXHIBITS

1. Stock Purchase Agreement among Avix and the Selling Shareholders dated as of April 22, 1997 (incorporated by reference from Schedule 13D dated May 2, 1997 filed on behalf of Sundar Subramaniam, Legacy Investment Partnership, John J. Donovan, Jr., James H. Donovan, Carolyn S. Donovan, Maureen D. Lantz, Rebecca
   M. Donovan, J&S Limited Partnership, Controller Corp., Inc., John J. Donovan, Sr., and Harrington Trust Limited, as Trustee of The Appleby Trust).

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 20, 1997                ONEWAVE, INC.

                                    /s/ Craig Newfield
                                    -----------------------------------
                                    By:     Craig Newfield
                                    Title:  General Counsel & Secretary






                                      -3-